Exhibit 99.1

Accuray Announces Plan Involving Financial Strengthening, Strategic Partnerships, Technology Rollouts, and Operational Initiatives to Drive Long-Term Value Creation

MADISON, Wis., July 29, 2026 — Accuray Incorporated (NASDAQ: ARAY), a leading provider of radiation therapy systems for cancer treatment, today announced a plan incorporating several decisive actions that will drive a significant improvement in its financial position, a fundamental change in its business strategy, the rollout of differentiated technology, and continued transformation in how the company operates. This enables a renewed focus on its core strengths in innovation, sales, and service while continuing to emphasize operational rigor.

Improved Financial Position

Accuray has entered into definitive agreements with TCW Asset Management Company LLC, Accuray's primary lender and largest shareholder, that are intended to strengthen the company's financial position, provide additional liquidity and enhance financial flexibility. The TCW agreements encompass six major components:

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Deleveraging—TCW will exchange $40 million in aggregate principal amount of its term loan for shares of convertible preferred stock having an equivalent aggregate liquidation preference of $40 million. The convertible preferred stock will be convertible into common stock at a conversion price of $.50 per share, an approximately 105.4% premium to the trading price of Accuray’s common stock as of the close of trading yesterday and will accrue dividends at a rate of 8% per annum.

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Equity Investment—TCW will invest $15 million of cash in Accuray upon execution of the agreements which will be exchanged for additional shares of the convertible preferred stock concurrently with the debt exchange.

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Additional Liquidity—In addition to this cash investment, TCW has also agreed to make available to Accuray, subject to certain conditions, a delayed draw term loan of up to $5 million in aggregate principal amount.

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Covenant Holiday—Certain financial covenants in our existing term loan will be waived through December 31, 2027, with the first covenant testing date as of March 31, 2028, allowing the company additional flexibility and runway to execute on its strategic priorities and planned investments.

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Governance—The size of the company’s board of directors will be reduced from 8 to 7, with TCW having the right to appoint two directors of the 7 board members. Steven Mayer and Chan Galbato, current members of the board, will serve as designees for TCW. Concurrently with the execution of the agreements, Beverly Huss and Anne Le Grand stepped down from the board. A new independent director will be added in connection with the transaction.

●	Reverse Stock Split—Accuray has agreed to implement a reverse stock split applicable to its common shares in a ratio to be determined.

“The agreements with TCW provide us with increased financial flexibility and a stronger balance sheet, which will in turn allow us to focus on our customers, our suppliers, and other important stakeholders,” said Steve La Neve, Accuray’s CEO. “We appreciate TCW’s confidence in our business plan and our strategy that we had articulated last December. Our entire team is determined to reward that confidence by creating significant shareholder value going forward.”

A more detailed description of the transaction with TCW is included in Accuray's Current Report on Form 8-K and will be filed with the Securities and Exchange Commission today. Investors are encouraged to review the Form 8-K for additional information regarding the terms and conditions of the transaction and related agreements. Certain aspects of the above transactions remain subject to customary closing conditions, including stockholder approval of the proposed reverse stock split and certain equity issuances contemplated by the transaction.

Strategic Partnerships to Improve Performance and Accelerate Innovation

In order to enhance Accuray's capabilities across imaging, software, and treatment delivery, while enabling greater focus on its core strengths, Accuray intends to establish collaborations with several leading global technology organizations. These partnerships are designed to accelerate innovation, improve operational performance, and create greater value for customers, patients, and shareholders. For example, Accuray has recently entered into the following non-binding letters of intent (“LOIs”):

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Samsung HME America—Accuray has entered into a non-binding LOI with Samsung HME America, Inc., dba NeuroLogica Corp. This potential partnership would address volumetric imaging technologies and would enable Accuray’s radiation therapy systems to provide improved visualization and support more precise dose delivery.

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RaySearch Laboratories—Accuray has entered into a non-binding LOI with RaySearch Laboratories AB (publ) relating to the development of advanced adaptive radiation therapy through integrated online adaptive capabilities. This potential partnership would support more personalized treatment planning.

Both above-mentioned LOIs are nonbinding, and the scope, terms and benefits of any proposed collaboration remain subject to further negotiations and the execution of definitive agreements.

In addition, under a previously agreed partnership, Accuray and Tata Consultancy Services (TCS) continue to expand their collaboration to improve product development, service capabilities, and operational efficiency. Most recently, the companies finalized development of onboard remote diagnostics designed to enhance system performance, increase uptime, and enable more proactive service capabilities, benefiting customers, patients, and Accuray's service margins. Building on this foundation, Accuray is continuing to leverage TCS's engineering expertise to augment research and development activities, accelerate innovation, and support ongoing efforts to reduce costs while maintaining a strong focus on quality and customer outcomes.

Together, these partnerships are intended to help accelerate the delivery of innovative solutions that improve clinical efficiency, expand treatment capabilities, and support better outcomes for patients around the world, while simultaneously allowing Accuray to focus its energy and resources on its core competencies and to drive improved operational execution across the organization. “We are excited to partner with these world class companies that will help us move faster, innovate more effectively, and deliver greater value to our customers,” said Paul Miele, Chief Commercial Officer. “We are building an ecosystem that strengthens every part of our platform.”

Differentiated Internally Developed Technology

Concurrently with the above steps, Accuray has continued to invest in and expand its core technology differentiators, including:

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ClearRT® Helical kVCT Imaging—Accuray's advanced volumetric imaging technology is designed to provide high-quality visualization and anatomical detail for treatment planning, patient positioning, and adaptive workflows, helping clinicians make more informed decisions throughout the treatment process.

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Synchrony® Motion Management—Accuray’s proprietary, internally developed real-time motion tracking technology remains a key differentiator, enabling clinicians to accurately track tumor motion during treatment.

●	VOLO™ Optimizer & Software Platform—Ongoing enhancements and engineering partnerships are focused on improving treatment planning speed, precision, and usability.

Accuray has been rolling out these innovations across its installed base of customers and intends to accelerate expansion in the coming months.

Transformation Phase II – A Focused and Disciplined Path Forward

After designing and implementing the first phase of its transformation plan, which was primarily focused on efficiency and cost-competitiveness, Accuray is now entering the second phase of its transformation, which consists of decisive steps to strengthen its competitive position, enhance customer value, and drive long-term growth in revenues and margins. The company’s strategies are anchored in three distinct areas:

●	Differentiated Innovation—Advancing internally developed technologies and solutions that address evolving customer needs while improving treatment delivery.
●	Continuing to Lower Its Cost Structure—Simplifying operations, identifying and driving out inefficiencies, and leveraging strategic partnerships.
●	Expanded Market Reach—Strengthening direct and partner-based commercial channels to increase market penetration and improve customer engagement.

“We have improved our financial flexibility, increased operating discipline, and built a focused network of partnerships that accelerate innovation and execution,” said Steve La Neve. “We are leaning into what differentiates Accuray—precision, motion management, and intelligent software—to deliver better outcomes and greater value.”

Positioned for the Next Phase of Growth

Accuray believes that all of the coordinated actions described above position the company to deliver more consistent performance, better profitability, increased competitiveness, renewed growth, and long-term value creation.

“We are executing with focus and discipline,” said La Neve. “We are confident in our direction because it is grounded in the needs of our customers and their patients. By listening closely to their challenges and investing in the innovations that matter most, we are helping healthcare professionals deliver exceptional patient care and building long-term value for shareholders.”

About Accuray

Accuray is committed to expanding the powerful potential of radiation therapy to improve as many lives as possible. We invent unique, market-changing solutions designed to deliver radiation treatments for even the most complex cases—while making commonly treatable cases even easier—to meet the full spectrum of patient needs. We are dedicated to continuous innovation in radiation therapy for oncology, neuro-radiosurgery, and beyond, as we partner with clinicians and administrators, empowering them to help patients get back to their lives faster. Accuray is headquartered in Madison, Wisconsin, with facilities worldwide. For more information, please visit www.accuray.com or follow us on Facebook, LinkedIn, X, and YouTube.

About TCW

TCW is a global asset management firm with more than fifty years of experience in fixed income, equities, and alternative strategies. Guided by a disciplined, research-driven approach, TCW concentrates on areas where deep expertise makes a meaningful difference. Through rigorous fundamental analysis, prudent risk management, and high-conviction decision-making, TCW strives to construct portfolios that uncover opportunities and deliver enduring value. TCW partners with institutions, insurers, financial advisors, and individual investors worldwide, providing clarity and a long-term perspective to help our clients navigate in ever-changing markets. For more information, please visit www.tcw.com.

About Samsung Healthcare USA

Samsung Healthcare USA is the unified brand for Samsung HME (Healthcare and Medical Equipment) America, bringing advanced medical imaging solutions to healthcare providers across the United States, including Ultrasound, Digital Radiography, and Computed Tomography. Samsung HME America also serves as the global manufacturing center for Samsung’s mobile Computed Tomography business, leading the development and production of advanced CT systems used by healthcare providers worldwide. As part of the Samsung Healthcare family, Samsung HME America drives the sales, marketing, service, and support of Samsung Healthcare’s imaging solutions across the United States. For more information, please visit: https://usa.samsunghealthcare.com/.

About RaySearch
RaySearch Laboratories AB (publ) is a medical technology company that develops innovative software solutions for improved cancer treatment. RaySearch markets the RayStation® treatment planning system and the oncology information system RayCare®*. The most recent additions to the RaySearch product line are RayIntelligence® and RayCommand®*. RaySearch’s software has been sold to over 1,200 clinics in 51 countries. The company was founded in 2000 as a spin-off from the Karolinska Institute in Stockholm and the share has been listed on Nasdaq Stockholm since 2003 (STO: RAY B). More information is available at raysearchlabs.com.

About Tata Consultancy Services Ltd (TCS)

Tata Consultancy Services (BSE: 532540, NSE: TCS) is the technology partner of choice for industry-leading organizations worldwide. Since its inception in 1968, TCS has upheld the highest standards of innovation, engineering excellence and customer service. It has set an aspiration to become the world's largest AI-led technology services company and is enabling its clients to transform themselves across the full AI stack, from infrastructure to intelligence.

Rooted in the heritage of the Tata Group, TCS is focused on creating long term value for its clients, its investors, its employees, and the community at large. With a highly skilled workforce spread across 56 countries and 194 service delivery centers across the world, the company has been recognized as a top employer in six continents. With the ability to rapidly apply and scale new technologies, the company has built long term partnerships with its clients. Many of these relationships have endured into decades and navigated every technology cycle, from mainframes in the 1970s to artificial intelligence today. For more information, visit www.tcs.com

Safe Harbor Statement
Statements made in this press release that are not statements of historical fact are forward-looking statements and are subject to the "safe harbor" provisions of the Private Securities Litigation Reform Act of 1995. Forward-looking statements in this press release include statements regarding the proposed transactions described above, including expected impact and timing of such transactions, as well as statements regarding our relationships with our customers and other stakeholders, our expectations regarding our transformation plan and our expectations of future financial and operating performance. These forward-looking statements involve risks and uncertainties. If any of these risks or uncertainties materialize, or if any of the company's assumptions prove incorrect, actual results could differ materially from the results expressed or implied by these forward-looking statements. These risks and uncertainties include, but are not limited to, the company's ability to satisfy the closing conditions with respect to its transaction with TCW and achieve the intended benefits of the transactions, the Company’s ability to consummate any of the potential commercial transactions described above, including those contemplated by the LOIs, the ability to achieve the benefits of such transactions, the company’s ability to execute on our financial plan and improve operating and financial performance, risks related to general market conditions and other risks identified under the heading "Risk Factors" in the company's annual report on Form 10-K, filed with the Securities and Exchange Commission (the "SEC") on August 28, 2025, and as updated periodically with the company's other filings with the SEC.

Forward-looking statements speak only as of the date the statements are made and are based on information available to the company at the time those statements are made and/or management's good faith belief as of that time with respect to future events. The company assumes no obligation to update forward-looking statements to reflect actual performance or results, changes in assumptions or changes in other factors affecting forward-looking information, except to the extent required by applicable securities laws. Accordingly, investors should not put undue reliance on any forward-looking statements.

Accuray Media Contact

Taylor Bould

Communications Specialist, Accuray

+1 (608) 830-3604

tbould@accuray.com

Samsung Healthcare USA Media Contact

Anthony Tardi

Samsung HME America

978.564.8500

atardi@samsunghme.com